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Exhibit No. 4 - SPECIMEN STOCK CERTIFICATE

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF IDAHO

--0154---                                                             --VOID--

NAVA LEISURE USA, INC.

Total Authorized Issue  55,000,000 Shares
50,000,000 Shares Common Stock                5,000,000 Shares Preferred Stock
Par Value $0.0005 Each                                   Par Value $0.001 Each

CUSIP NO. 638909 10 1
Common Stock

This Certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID-------------------- Shares, fully paid and nonassessable shares of the Common Stock of NAVA LEISURE USA, INC., transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of ----------- A.D. 19xx.

/s/----------------------   [Corporate Seal] /s/-------------------------
Secretary                                    President

Countersigned:
Interstate Transfer Co.
8 East Broadway, Suite 613
Salt Lake City, Utah 84111
(801) 532-4804
By:----------------------